UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 23, 2005

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by Oracle Corporation under Item 2.03 on March 29, 2005.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

$3,000,000,000 Commercial Paper Program Dealer Agreements and Issuing and Paying Agency Agreement

     Pursuant to the dealer agreements each dated March 23, 2005 (the “Dealer Agreements”) between Oracle Corporation (“Oracle”) and Banc of America Securities LLC; J.P. Morgan Securities Inc.; Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, respectively, and the Issuing and Paying Agency Agreement dated March 23, 2005 (the “Agency Agreement”) between Oracle and JPMorgan Chase Bank, National Association (the “Agent”), Oracle issued and sold unsecured short-term promissory notes with an aggregate principal face value of $2,000,000,000 (the “CP Notes”) on April 7 and 8, 2005, under Oracle’s $3,000,000,000 commercial paper program (the “CP Program”). The CP Notes were issued and sold pursuant to a private placement exemption from the registration requirements under federal and state securities laws. The proceeds from the issuance of the CP Notes will be used to repay certain borrowings under the $9,500,000,000 364-Day Term Loan Agreement dated December 28, 2004, among Oracle and the agents and lenders named therein.

     The CP Notes, which were issued at a discount from their principal face value, have various maturities with different yields. The average days to maturity of the CP Notes is 72.8 days, and the average weighted yield of the CP Notes is 3.02%. The CP Notes are the direct financial obligations of Oracle pursuant to the Agency Agreement. The CP Notes are not redeemable prior to maturity and are not subject to voluntary prepayment. Oracle may refinance the CP Notes by issuing additional short-term promissory notes under the CP Program on or prior to the date the CP Notes become due. The Agency Agreement provides for the issuance and payment of the CP Notes and contains customary representations, warranties, covenants and indemnification provisions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION
Dated: April 13, 2005	By:	/s/ Daniel Cooperman
		Name:	Daniel Cooperman
		Title:	Senior Vice President, General Counsel and Secretary